Exhibit 99.2

Investor Presentation
First Quarter 2011 Results April 19, 2011

Disclosure

The following materials have been prepared for use in the April 19, 2011 conference call on Omnicom’s results of operations for the period ended March 31, 2011. The call will be archived on the Internet at http://www. omnicomgroup. com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties, including those that are described in our 2010 Annual Report of Form 10-K under Item 1A - Risk Factors and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, include, but are not limited to, our future financial position and results of operations, future global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, managing conflicts of interest, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward-looking statement, except as required by law.

Non-GAAP Financial Measures

We provide herein financial measures determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”) which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 27 and 28, as well as pages 3, 23 and 24.

The measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization and share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities and capital expenditures. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to noncontrolling interest shareholders, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund these working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable U.S. GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Operating Income , defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information

All dollar amounts are in millions except for per share amounts. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

April 19, 2011	1

2011 vs. 2010 P&L Summary

	First Quarter (a)

	2011	2010	%Δ

Revenue	$3,151.3	$2,920.0	7.9%

EBITA (b)	342.8	307.3	11.6%
% Margin	10.9%	10.5%

Amortization of Intangibles	20.7	16.3

Operating Income (c)	322.1	291.0	10.7%
% Margin	10.2%	10.0%

Net Interest Expense	32.1	24.1

Income Before Income Taxes	290.0	266.9	8.7%
% Margin	9.2%	9.1%

Income Taxes (c)	73.9	90.7
% Tax Rate	25.5%	34.0%

Income from Equity Method Investments	1.0	4.7

Net Income	217.1	180.9

Less: Noncontrolling Interests	15.2	17.5

Net Income - Omnicom Group	201.9	163.4	23.6%

Less: Net Income Allocated to Participating Securities	2.0	1.7

Net Income Available for Common Shares	$199.9	$161.7

Net Income per Common Share - Omnicom Group - Diluted	$0.69	$0.52	32.7%

(a)	See page 22 for additional earnings per share information.
(b)	EBITA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 27 for the reconciliation of Non-GAAP measures.
(c)	See pages 3, 23 and 24 for a reconciliation of the effect of the remeasurement gain and repositioning actions recognized in the first quarter of 2011 on operating income, income before income taxes and income taxes.

April 19, 2011	2

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions

	Remeasurement	Repositioning
	Gain	Actions

Salary & Service Expenses	$-	$(92.8)

Office and General Expenses, excluding Depreciation and Amortization	123.4	(38.5)

Depreciation Expense	-	-

Amortization of Intangibles	-	-

Total Operating Expenses	123.4	(131.3)

Operating Income	(123.4)	131.3

Net Interest Expense	-	-

Income Before Income Taxes	$(123.4)	$131.3

The table above presents the impact of the remeasurement gain and repositioning actions taken in the first quarter.

We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 74.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain.

We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination, asset and goodwill write-offs, net of gain on dispositions.

See pages 23 and 24 for a reconciliation of the effect of the remeasurement gain and repositioning actions recognized in the first quarter of 2011 on operating expense and income before income taxes.

April 19, 2011	3

2011 Total Revenue Change

	First Quarter

	$	%Δ

Prior Period Revenue	$2,920.0

Foreign Exchange (FX) Impact (a)	37.0	1.3%

Acquisition/Disposition Revenue (b)	41.9	1.4%

Organic Revenue (c)	152.4	5.2%

Current Period Revenue	$3,151.3	7.9%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

April 19, 2011	4

2011 Revenue by Discipline

			% Organic
	$ Mix	% Change (a)	Change (b)

Advertising	$ 1,414.2	7.8%	4.2%

CRM	1,162.2	8.9%	7.1%

PR	286.4	3.9%	1.9%

Specialty	288.5	8.8%	6.6%

(a)	“Change” is the year-over-year increase from the prior period.
(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 4.

April 19, 2011	5

2011 Revenue by Geography

	$ Mix	$ Change(a)

United States	$1,652.5	$59.7

Organic		65.1

Acquisition/Disposition		(5.4)

International	$1,498.8	$171.6

Organic		87.3

Acquisition/Disposition		47.3

FX		37.0

			%Organic
	$ Mix	%Change(a)	Change (b)

United States	$1,652.5	3.8%	4.1%

Euro Currency Markets	577.6	0.6%	2.1%

United Kingdom	280.0	12.4%	9.1%

Other	641.2	27.3%	10.4%

(a)	“Change” is the year-over-year increase or decrease from the prior period.
(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 4.

April 19, 2011	6

Revenue By Industry

Charts represent the amount of revenue attributable to each industry expressed as a percentage of the total revenue from Omnicom’s clients for the three months ended March 31, 2011 and 2010, respectively.

April 19, 2011	7

Cash Flow Performance

	Three Months Ended March 31

	2011	2010

Free Cash Flow:

Net Income	$217.1	$180.9

Depreciation and Amortization Expense	65.2	62.0

Share-based Compensation Expense	16.4	19.1

Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	—

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	0.4	(1.1)

Capital Expenditures	(15.5)	(25.2)

Free Cash Flow	160.2	235.7

Primary Uses of Cash:

Dividends	57.9	46.9

Dividends paid to Noncontrolling Interest Shareholders	24.9	26.2

Acquisitions, net of Proceeds from Sale of Investments	203.0	18.5

Payments for Additional Interest in Controlled Subsidiaries	12.6	3.0

Stock Repurchases, net of Proceeds & Tax Benefit from Stock Plans	301.5	239.0

Primary Uses of Cash	599.9	333.6

Net Free Cash Flow	$(439.7)	$(97.9)

The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are Non-GAAP financial measures. See page 1 for the definition of these measures and page 28 for the reconciliation of Non-GAAP measures.

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 25.

April 19, 2011	8

Current Credit Picture

Long-term Credit Ratings (a): BBB+ (S&P) Baa1 (Moody’s), A- (Fitch)
Outlook (a): Stable (S&P, Moody’s & Fitch)

	Twelve Months Ended March 31

	2011		2010

EBITDA (b)	$1,747.5		$1,632.3

Gross Interest Expense	146.9		125.1

EBITDA / Gross Interest Expense	11.9	x	13.0	x

Total Debt / EBITDA	1.8	x	1.4	x

Debt

Bank Loans (Due Less Than 1 Year)	$64		$30

CP Issued Under Revolver	-		-

Borrowings Under Revolver	-		-

Convertible Notes Due 7/31/32 (c)	253		253

Convertible Notes Due 7/1/38 (d)	407		467

Senior Notes Due 4/15/16 (e)	1,000		1,000

Senior Notes Due 7/15/19 (e)	500		500

Senior Notes Due 8/15/20 (e)	1,000		-

Other (f)	(12)		(5)

Total Debt	$3,212		$2,245

Cash and Short Term Investments	1,518		908

Net Debt (g)	$1,694		$1,337

(a)	Reflects credit ratings as of April 18, 2011.
(b)	EBITDA is a Non-GAAP financial measure. See page 1 for the definition of this measure and page 27 for the reconciliation of Non-GAAP measures.
(c)	The next put date for our Convertible Notes due 2032 is August 1, 2011.
(d)	The next put date for our Convertible Notes due 2038 is June 17, 2013.
(e)	Amounts reflected for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 13, 2016, July 15, 2019 and August 15, 2020 respectively.
(f)	Balance at March 31, 2011 in Other reflects the unamortized discount on the Senior Notes, as well as the effect of interest rate swap agreements entered into during 2010 (see further detail on the swap agreements on page 16).
(g)	Net Debt is a non-GAAP financial measure. See page 1 for the definition of this measure.

April 19, 2011	9

Current Liquidity Picture

	As of March 31, 2011

	Total Amount
	of Facility	Outstanding (c)	Available

Committed Facilities

Revolver & Commercial Paper (a)	$2,000	$-	$2,000

Other Committed Credit Facilities	64	64	-

Total Committed Facilities	2,064	64	2,000

Uncommitted Facilities (b)	670	-	-	(b)

Total Credit Facilities	$2,734	$64	$2,000

Cash and Short Term Investments			1,518

Total Liquidity Available			$3,518

(a)	Credit facility terminates on December 9, 2013.
(b)	Represents uncommitted facilities primarily outside the United States. These amounts are excluded from our available liquidity for purposes of this presentation.
(c)	The average borrowings under our commercial paper facility for the three months ended March 31, 2011 were $329 million. There were no borrowings under the revolving credit facility during the year.

April 19, 2011	10

Historical Returns

Return on Invested Capital (ROIC) (a)%
Twelve Months Ended March 31, 2011	15.7
Twelve Months Ended March 31, 2010	14.3

Return on Equity (ROE) (b)%
Twelve Months Ended March 31, 2011	23.3
Twelve Months Ended March 31, 2010	21.8

(a)	Return on Invested Capital is After Tax Operating Income (a non-GAAP measure – see page 1 for the definition of this measure and page 28 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital as at the beginning and end of the period (Book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments).
(b)	Return on Equity is Net Income for the given period divided by the average of shareholders equity at the beginning and end of the period.

April 19, 2011	11

Omnicom Debt Structure Supplemental Information

Omnicom Debt Structure

The above chart sets forth Omnicom’s debt outstanding at March 31, 2011. The amounts reflected above for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.

April 19, 2011	13

Omnicom Debt Maturity Profile

Our 2032 Convertible Notes are putable on August 1, 2011 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity.

Other borrowings at March 31, 2011 include short-term borrowings of $64 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through December 2013, the date of expiration of our three-year credit facility.

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”) attributable to changes in the benchmark interest rate. Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at March 31, 2011 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766%. The swaps mature on April 15, 2016, the same day as the 2016 Notes.

April 19, 2011	14

Current Bank Credit Facility

Amount	$2.0 Billion

Type	Unsecured Revolving Credit

Term	3 Years – December 2013

Facility Fee	20BP per annum

Drawn Rate	LIBOR +130BP

Financial Covenants	-Maximum Total Debt to EBITDA 3:1
-Minimum EBITDA to Gross Interest Expense 5:1

April 19, 2011	15

Senior Notes Due 2016

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 29, 2006

Maturity	April 15, 2016

Security	Unsecured, pari passu with Bank Facility

Coupon	5.90%

Spread Over Comparable Treasury at Issue	1.30%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”) attributable to changes in the benchmark interest rate. Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at March 31, 2011 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766%. The swaps mature on April 15, 2016, the same day as the 2016 Notes.

April 19, 2011	16

Senior Notes Due 2019

Principal Amount	$500 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	July 1, 2009

Maturity	July 15, 2019

Security	Unsecured, pari passu with Bank Facility

Coupon	6.25%

Spread Over Comparable Treasury at Issue	2.75%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

April 19, 2011	17

Senior Notes Due 2020

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	August 5, 2010

Maturity	August 15, 2020

Security	Unsecured, pari passu with Bank Facility

Coupon	4.45%

Spread Over Comparable Treasury at Issue	1.55%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

April 19, 2011	18

2032 Convertible Notes

Principal Amount	$253 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 6, 2002

July 31, 2032, with a put in August 2011 and annually in
Maturity	July thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$55

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

April 19, 2011	19

2038 Convertible Notes

Principal Amount	$407 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	June 10, 2003

July 1, 2038 with puts in June of 2013, 2018, 2023 and
Maturity	annually thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$51.50

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

April 19, 2011	20

Supplemental Financial Information

2011 vs. 2010 Earnings Per Share

	First Quarter

	2011	2010

Net Income per Common Share - Omnicom Group:

Basic	$0.70	$0.53

Diluted	0.69	0.52

Net Income Available for Common Shares:

Net Income - Omnicom Group	$201.9	$163.4

Net Income Allocated to Participating Securities	(2.0)	(1.7)

Net Income Available for Common Shares	$199.9	$161.7

Weighted Average Shares (millions):

Basic	283.6	306.4

Diluted	289.2	311.0

Dividend Declared per Share	$0.25	$0.20

April 19, 2011	22

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Operating Expenses

	Q1 2011,	Remeasurement	Repositioning	Q1 2011,
	As Reported	Gain	Actions	As Adjusted

Salary & Service Expenses	$2,418.3	$-	$(92.8)	$2,325.5

Office and General Expenses, excluding
Depreciation and Amortization	345.7	123.4	(38.5)	430.6

Depreciation Expense	44.5	-	-	44.5

Amortization of Intangibles	20.7	-	-	20.7

Total Operating Expenses	$2,829.2	$123.4	$(131.3)	$2,821.3

The table above presents the impact of the remeasurement gain and repositioning actions taken in the first quarter.

We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 74.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain.

We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, and goodwill and asset write-offs, net of gain on dispositions.

April 19, 2011	23

2011 Non-GAAP Measures – Impact of Remeasurement Gain and Repositioning Actions on Income Taxes

	Income Before	Income
	Income Taxes	Taxes

As Reported	$290.0	$73.9

Adjustments:

Less: Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	(2.8)

Plus: Repositioning Actions	131.3	39.5

Less: Tax Provision - FIN 48 Accrual	-	(9.0)

As Adjusted	297.9	101.6

% Tax Rate, as adjusted		34.1%

The table above presents Income Before Income Taxes, as adjusted and Income Taxes, as adjusted. These are Non-GAAP financial measures. Both Income Before Income Taxes, as adjusted and Income Taxes, as adjusted exclude the gain on the remeasurement of our equity interest in Clemenger Group and the repositioning charges recognized in the first quarter of 2011, as well as the tax provision we recorded in accordance with ASC 740 (FIN 48) accrual during the quarter.

We recorded a $123.4 million non-cash gain resulting from the remeasurement to fair value of our existing ownership interests in the Clemenger Group, our affiliate in Australia and New Zealand, in which we acquired a controlling interest. The acquisition brought our ownership up to 74.7% from 46.7%. The difference between the fair value of our shares in Clemenger Group at the acquisition date and the carrying value of our investment held prior to the acquisition resulted in the remeasurement gain.

We recognized repositioning charges of $131.3 million that were the result of our strategic review that is focused on improving our strategic position and operations. Our repositioning actions included $92.8 million in severance costs and $38.5 million in lease termination charges, and goodwill and asset write-offs, net of gain on dispositions.

April 19, 2011	24

Condensed Cash Flow

	Three Months Ended March 31

	2011	2010

Net Income	$217.1	$180.9

Share-Based Compensation Expense	16.4	19.1

Depreciation and Amortization	65.2	62.0

Gain on Remeasurement of Equity Interest in Clemenger Group	(123.4)	—

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	0.4	(1.1)

Changes in Operating Capital	(373.5)	(538.8)

Net Cash Used in Operating Activities	(197.8)	(277.9)

Capital Expenditures	(15.5)	(25.2)

Acquisitions, net of Proceeds from Sale of Investments	(203.0)	(18.5)

Net Cash Used in Investing Activities	(218.5)	(43.7)

Dividends	(57.9)	(46.9)

Dividends paid to Noncontrolling Interest Shareholders	(24.9)	(26.2)

Proceeds from Short-term & Long-tem Debt, net	9.7	(2.8)

Repayment of Convertible Debt	(0.1)	(5.7)

Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans	(301.5)	(239.0)

Payments for Additional Interest in Controlled Subsidiaries	(12.6)	(3.0)

Other Financing Activities, net	(2.7)	(5.6)

Net Cash Used in Financing Activities	(390.0)	(329.2)

Effect of exchange rate changes on cash and cash equivalents	29.8	(35.8)

Net Decrease in Cash and Cash Equivalents	$(776.5)	$(686.6)

April 19, 2011	25

2011 Acquisition Related Expenditures

First Quarter 2011

New Subsidiary Acquisitions (a)	$119

Affiliates to Subsidiaries (b)	92

Affiliates (c)	-

Additional Interest in Controlled Subsidiaries (d)	13

Earn-outs (e)	-

Total Acquisition Expenditures (f)	$224

(a)	Includes acquisitions of a majority interest in agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.
(f)	Total Acquisition Expenditures figure is net of cash acquired.

April 19, 2011	26

Reconciliation of Non-GAAP Measures

	3 Months Ended March 31,		12 Months Ended March 31,

	2011	2010	2011	2010

Revenue	$3,151.3	$2,920.0	$12,773.9	$11,894.1

Operating Expenses, excluding Depreciation and Amortization	2,764.0	2,567.0	11,026.4	10,261.8

EBITDA	387.3	353.0	1,747.5	1,632.3

Depreciation	44.5	45.7	181.0	189.3

EBITA	342.8	307.3	1,566.5	1,443.0

Amortization of Intangibles	20.7	16.3	75.2	59.5

Operating Income	322.1	291.0	1,491.3	1,383.5

Net Interest Expense	32.1	24.1	117.8	103.5

Income Before Tax	290.0	266.9	1,373.5	1,280.0

Taxes	73.9	90.7	443.3	435.6

Income from Equity Method Investments	1.0	4.7	29.8	29.6

Net Income	217.1	180.9	960.0	874.0

Less: Net Income Attributed to Noncontrolling Interests	15.2	17.5	93.7	82.1

Net Income - Omnicom Group	$201.9	$163.4	$866.3	$791.9

The above reconciles EBITDA & EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios as presented on page 9 of this presentation.

April 19, 2011	27

Reconciliation of Non-GAAP Measures

	Three Months Ended March 31

	2011	2010

Net Free Cash Flow	$(439.7)	$(97.9)

Cash Flow items excluded from Net Free Cash Flow:

Changes in Operating Capital	(373.5)	(538.8)

Proceeds from Short-term & Long-tem Debt, net	9.7	(2.8)

Repayment of Convertible Debt	(0.1)	(5.7)

Other Financing Activities excluding Dividends paid to Noncontrolling Interest Shareholders, net	(2.7)	(5.6)

Effect of exchange rate changes on cash and cash equivalents	29.8	(35.8)

Net Decrease in Cash and Cash Equivalents	$(776.5)	$(686.6)

	Twelve Months Ended March 31

	2011	2010

Operating Income	$1,491.3	$1,383.5

Effective Tax Rate for the applicable period	32.3%	34.0%

Income Taxes on Operating Income	481.7	470.4

After Tax Operating Income	$1,009.6	$913.1

April 19, 2011	28

First Quarter Acquisition

BBDO has purchased a controlling interest in Clemenger Group Limited.

Clemenger has operated as an affiliate of the BBDO network since 1973 and is Australia and New Zealand’s largest marketing and communications group, with over 40 offices offering a full spectrum of marketing services including general advertising, CRM, consultancy and specialized marketing services.

Clemenger is headquartered in Melbourne, with additional agencies in Sydney, Brisbane, Adelaide, Perth and Hobart, Australia and in Auckland and Wellington, New Zealand.

April 19, 2011	29

First Quarter Acquisition

Founded in 1999, Communispace provides online consumer research services for the world's leading brands.

Communispace uses innovative market research practices and proprietary social media tools to build and manage vibrant online communities that marketers use to test ideas, generate feedback and gain insights into consumer attitudes and outlook.

Headquartered in Watertown, Massachusetts, Communispace will operate within the Diversified Agency Services network.

April 19, 2011	30

First Quarter Acquisition

Voce Communications is an award winning marketing and communications company. Founded in 1999, Voce helps clients build better brands through content creation and community engagement using a combination of public relations, social media marketing and web development strategies.

Located in Sunnyvale and San Francisco, California and Orlando, Florida, Voce Communications will operate as part of Porter Novelli group within the Diversified Agency Services network.

April 19, 2011	31

First Quarter Acquisition

Founded in 1998, Fanscape is a leading Social Media Marketing Agency, helping clients reach and activate consumers to foster digital “word of mouth”, brand awareness and positive engagement. Fanscape engages consumers and inspires word of mouth communication through fan & influencer outreach, site and blog integrations, digital content distribution, and social network loyalty & engagement services.

Located in Los Angeles, California, Fanscape will operate as part of the Marketing Arm division within the Diversified Agency Services network.

April 19, 2011	32

First Quarter Acquisition

Saffirio Tortelli Vigoriti is a full service advertising agency. Founded in 2004, STV has expertise in the automotive and banking industries.

The company is headquartered in Turin, Italy and will merge with DDB Milan. It will operate as part of DDB Worldwide.

April 19, 2011	33

First Quarter Acquisition

Founded in 1995, EJE is a leading full-service group in Puerto Rico. EJE provides traditional and non-traditional advertising in both mass media and online.

Based in San Juan, Puerto Rico, the company will operate as DDB Puerto Rico Group.

April 19, 2011	34